VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 2, 2023 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on December 21, 2023 to stockholders of record at the close of business on December 1, 2023.

Valhi, Inc. is engaged in the chemicals (TiO2), component products (security products and recreational marine components) and real estate management and development industries.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700